EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2007, except as to Note 20 as to which the date is June     , 2007, in the Registration Statement (Form S-1) and related Prospectus of Infinera Corporation for the registration of shares of its common stock.

ERNST & YOUNG LLP

San Jose, California

The foregoing consent is in the form that will be signed upon completion of the reverse stock split described in Note 20 to the financial statements.

/s/    ERNST & YOUNG LLP

San Jose, California

February 20, 2007